                                                                    Exhibit 24.3

     The undersigned hereby constitutes and appoints Bradley J. Bell, Stephen N.
Landsman and Michael P. Murphy, or any of them, the undersigned's true and lawful attorneys and agents, to do any and all acts and things in the undersigned's name and on the undersigned's behalf in the undersigned's capacity as director and to execute any and all instruments for the undersigned and in the undersigned's name in the capacity indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for the undersigned in the capacity indicated below, any and all amendments (including post-effective amendments) hereto and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 6, 2005.

By:  /s/ Richard B. Marchese
     -----------------------------------
     Richard B. Marchese
     Director of Nalco Finance Holdings LLC and Nalco Finance Holdings Inc.